Exhibit 99.1

NETGEAR NEWS RELEASE

NETGEAR Appoints Andrew Kim VP of Legal and Corporate Development and Company Secretary

SANTA CLARA, Calif. — October 3, 2008 — NETGEAR, Inc. (NasdaqGM: NTGR), a worldwide provider of technologically advanced, branded networking products, today announced the appointment of current Associate General Counsel, Andrew Kim, as Vice President of Legal and Corporate Development, and Company Secretary, effective October 21st.

Prior to joining NETGEAR, Mr. Kim served as Special Counsel in the Corporate and Securities Department at Wilson Sonsini Goodrich & Rosati, where he represented public and private technology companies in a wide range of matters, including mergers and acquisitions, debt and equity financing arrangements, securities law compliance and corporate governance. In between two terms at Wilson Sonsini Goodrich & Rosati, he served as Partner in the Corporate and Securities Department at Schwartz Cooper Chartered in Chicago, IL.

Mr. Kim received his juris doctorate from Cornell Law School and his bachelor’s degree from Yale University. He is a member of the California and New York Bar Associations.

“We are pleased to appoint Andrew Kim as the new Vice President of Legal and Corporate Development and Company Secretary, of NETGEAR. Currently our Associate General Counsel, we will continue to benefit from Andrew’s legal expertise in the areas of regulatory compliance, corporate governance, and general contracts, mergers and acquisitions and intellectual property affairs within technology and corporate environments.” said Patrick Lo, Chairman and CEO of NETGEAR. “As NETGEAR continues to expand its presence in the rapidly growing wireless networking industry, it is essential to have legal counsel that has a proven track record of expertise, integrity, and business insight. We look forward to Andrew’s ongoing contribution to supporting the Company and growing the business.”

Mr. Kim succeeds former Vice President of Legal and Corporate Development, and Company Secretary, Albert Liu, who has left the company to pursue other opportunities. “I want to thank Albert for 4 years of outstanding service and devotion to NETGEAR,” said Mr. Lo. “He began here shortly after our initial public offering as General Counsel, earning along the way a reputation for hard work and integrity, and was instrumental in spearheading our acquisitions of SkipJam, Infrant Technologies and CP Secure. He has admirably supported our business needs across the globe and will be missed.”

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs technologically advanced, branded networking solutions that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. As an ENERGY STAR® partner, NETGEAR offers products that prevent greenhouse gas emissions by meeting strict energy-efficiency specifications set by the U.S. government. NETGEAR is headquartered in San Jose, Calif. For more information, visit the company's Web site at http://www.netgear.com or call (408) 907-8000.

© 2008 NETGEAR, Inc. NETGEAR and the NETGEAR Logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to certain risks and uncertainties. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors”, pages 28 through 38, in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2008, filed with the Securities and Exchange Commission on August 8, 2008. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

Joseph Villalta The Ruth Group (646) 536-7003 jvillalta@theruthgroup.com